SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 31, 2003
(Date of earliest event reported)

SONICBLUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21126	77-0204341
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2841 Mission College Boulevard, Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 588-8000

Item 5. Other Events.

     On March 31, 2003, SONICblue Incorporated announced that it had let the deadline for execution of a final asset purchase agreement with D&M Holdings, Inc. for the sale of its ReplayTV and Rio business units pass in favor of the United States Bankruptcy Court auction process.

     A copy of the press release issued on March 31, 2003 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

               99.1 Press Release dated March 31, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 4, 2003.

SONICBLUE INCORPORATED

By	/s/ Marcus Smith

Marcus Smith
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated March 31, 2003.